SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------

                                  CRYOCON, INC.
             (Exact name of registrant as specified in its charter)

                                    COLORADO
         (State or other jurisdiction of incorporation or organization)

                                   84-1O26503
                      (I.R.S. Employer Identification No.)

                              2250 North 1500 West
                                Ogden, Utah 84401
                                 (801) 395-2796
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
 ...............................................................................
                                 James Retallick
                        Vice President, Corporate Counsel
                              2250 NORTH 1500 WEST
                                OGDEN, UTAH 84404
                                  (801)395-2796

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        Copies of all communications to:

                            Marcus A. Sanders, Esq.,
                                542 62nd street,
                               Oakland, CA. 94609,
                               Tel. (510) 834-1023

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
================================================================================

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         CALCULATION OF REGISTRATION FEE


=================================================================================================================
Title of Each Class                         Proposed Maximum           Proposed Maximum
of Securities to be        Amount to be     Offering Price Per         Aggregate Offering        Amount of
Registered                 Registered       Share                      Price                     Registration Fee
=================================================================================================================

Common Stock                 13,826,163       $2.375 (2)                $32,837,137                  $8,209
no par value (1)


     (1) 8,551,578 shares are being offered by certain stockholders of the Company, pursuant to their conversion of promissory notes issued pursuant to an exemption from registration. 5,274,585 shares are issuable upon the exercise of warrants, issued to certain stockholders of the Company, and include an indeterminate number of additional shares of common stock that may be issued pursuant to the exercise of warrants issued as a result of any future stock split, stock dividend, or changes in the conversion price, and similar adjustments.

     (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933. Pursuant to Rule 457(c), the proposed maximum offering price per share is based upon the average bid $2.25 and ask $2.50 prices of the Registrant's Common Stock s on January 31, 2001, as reported on the OTC Electronic Bulletin Board.

The information in this prospectus is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. The Selling Shareholders may not sell these securities until a registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted. We will provide additional terms of our securities in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement.









DATED _______________ ___, 2001

PROSPECTUS

                                13,826,163 SHARES
                                  COMMON STOCK
                                  CRYOCON, INC.

         This Prospectus relates to the public offer and sale, from time to time, of up to 13,826,163 shares of Cryocon, Inc. (the "Company"), common stock by certain shareholders of the Company (the "Selling Shareholders"). The shares of common stock were issued to the Selling Shareholders pursuant to the conversion of debentures, or upon the exercise of warrants issued to the Shareholders of the Company. The common stock, to the extent offered for resale by the Selling Shareholders, who acquired the common shares from the Company, are hereinafter referred to, collectively, as the "Shares."

         The Shares may be offered and sold by the Selling Shareholders from time to time as market conditions permit in transactions in the over-the-counter market, in negotiated transactions, or a combination methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The Selling Shareholders may effect such transactions to or through broker/dealers, and such broker/dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares from whom such broker/dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker/dealer might be in excess of customary commissions). To the extent required, information regarding the Shares to be offered and sold, the names of the Selling Shareholders, the public offering price, the names of any such broker/dealer or agent and any applicable commissions or discount with respect to any particular offer is set forth herein or will be set forth in an accompany Prospectus supplement. See "Plan of Distribution".

         The Company will not receive any of the proceeds from the sale of the Shares by the Selling Shareholders. The only proceeds, if any, that the Company will receive, are the proceeds received from the Selling Shareholders upon exercise the Warrants. The expenses of the registering the Shares, will be borne by the Company.

         The Company's Common Stock is traded "over-the-counter". Dealer "bid" and "asked" prices for the Common Stock are quoted on the OTC Electronic Bulletin Board maintained by the National Association of Securities Dealers, Inc. (the "OTC Bulletin Board") under the symbol "CRYQ". On January 31, 2001, the average of the closing bid and ask prices for the Common Stock was $2.375. Our principal executive offices are located at 2250 North 1500 West, Ogden, Utah 84404, and our telephone number is (801) 395-2796.

THE SHARES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. PURCHASERS OF SHARES SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED UNDER "RISK FACTORS" BEGINNING AT PAGE 3, AND "DILUTION".

                            -------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR BY ANY STATE SECURITIES COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is __________________ ____, 2001

                               TABLE OF CONTENTS

                                                                       PAGE
                                                                       ----
Where You Can Find More Information.........................             2

About this Prospectus.......................................             3

Forward-Looking Statements..................................             3

Risk Factors................................................             4

Use of Proceeds.............................................             8

Determination of Offering Price.............................             8

Dilution....................................................             9

Selling Stockholders........................................            10

Plan of Distribution........................................            21

Description of Securities...................................            23

Interest of Named Experts and Counsel.......................            23

Material Changes............................................            23

Incorporation of Certain Documents By Reference.............            23

Disclosure of Commission Indemnification for Securities
Act Liabilities.............................................            24

                            -------------------------

No person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or the solicitation of any offer to buy any securities other than the securities to which it relates or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made under this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or that the information contained in this prospectus is correct as of any time subsequent to its date.

                      WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549, or at its Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such materials can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may call the SEC at 1-800-732-0330 for further information on the operation of such public reference rooms. You also can request copies of such documents, upon payment of a duplicating fee, by writing to the SEC at 450 Fifth Street, N.W., Washington,D.C. 20549, or obtain copies of such documents from the SEC's web site at http://www.sec.gov. Such reports, proxy statements and other information concerning us can also be inspected at the offices of the OTC Electronic Bulletin Board maintained by the National Association of Securities Dealers, Inc., at 1735 K Street, NW, Washington, DC 20006-1500, (202) 738-8000.

                                  ABOUT THIS PROSPECTUS

         Unless the context otherwise requires, the terms "we," "our," "us," "the company" "Cryocon" and "Iso Block Products, USA" refer to Cryocon, Inc., a Colorado corporation.

         The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about the company and the securities offered under this prospectus. That registration statement can be read at the Securities and Exchange Commission's website or at the SEC's offices mentioned under the heading "Where You Can Find More Information."

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements. We may also make forward-looking statements in reports filed with the SEC that we incorporate by reference into this prospectus as well as in any accompanying prospectus. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "plans," estimates" or similar expressions. These statements are based on beliefs and assumptions of our management and on information currently available to our management.

         Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Such factors include, but are not limited to, the following:

     - the level of expected net losses in our business;

     - fluctuations in our quarterly operating results;

     - the level of acceptance of our pricing models;

     - our ability to set fees at appropriate levels;

     - customer response to our new processes, services and/or products;

     - our ability to enter into strategic relationships;

     - potential security breaches and viruses experienced by our systems;

     - our inability to manage our growth;

     - our ability to attract and retain qualified personnel;

     - potential misappropriations of our technology;

     - our ability to identify and successfully complete and integrate acquisitions;

     - rapid technological changes in our industry;

     - adverse changes in governmental regulations;

     - high levels of competition in our markets;

     - our ability to obtain additional financing as needed; and

     - adverse changes in the healthcare industry or U.S. economy generally.


         We believe these forward-looking statements are reasonable; however, you should not unduly rely on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

                                  RISK FACTORS:

HISTORY OF OPERATING LOSSES; ANTICIPATED FUTURE LOSSES

         To date, Cryocon Inc., a Utah corporation, is the only active wholly owned subsidiary of the Company, this subsidiary is engaged primarily in research and development and organizing its operations. Cryocon has, since its inception accumulated a deficit as of September 30, 2000 of approximately $1,499,045. Cryocon's management anticipates that its cash and cash equivalents are sufficient to fund operating expenses for the next month if it does not achieve profitability or obtain additional funding. Cryocon anticipates continued losses from operations due to expenditures required to support its growth. There can be no assurance that the Cryocon will be able to achieve profitability, or that, if achieved, profitability will be sustained.

         Cryocon expects to incur significant increases in operating expenses in the foreseeable future. Cryocon intends to substantially increase its operating expenses for the foreseeable future as it: increases its sales and marketing activities; increase its research and development activities; and expands its general and administrative support activities.

         Accordingly, Cryocon will be required to significantly increase its revenues in order to maintain profitability. Expenses will be incurred before the Cryocon generates any revenues by this increased spending. If Cryocon does not significantly increase revenues from these efforts, Its business and operating results would be negatively impacted.

UNCERTAINTY OF MARKET ACCEPTANCE CRYOGENIC TEMPERING PROCESS

         Cryocon believes that it's profitability and growth will depend upon broad acceptance of the cryogenic tempering process in the markets targeted by the Cryocon. There can be no assurance that customers will accept cryogenic tempering as an alternative to existing methods. To date, cryogenic tempering has not achieved sufficient market acceptance for the company to sustain profitable operations, and there can be no assurance that cryogenic tempering will obtain sufficient market acceptance to achieve profitable operations. The acceptance of cryogenic tempering may be affected adversely by its cost, concerns relating to its efficacy, and the effectiveness of alternative methods. Market acceptance could also be affected by the ability of the company and other participants in the market to build more facilities and to train additional staff. Promotional efforts by suppliers of competitive products and processes that are alternatives, may also adversely affect market acceptance. There would be a material adverse effect on Cryocon's business, financial condition and results of operations, if cryogenic tempering fails to gain broad market acceptance.

 RISK OF TECHNOLOGICAL OBSOLESCENCE

         Other companies may develop new products or processes to directly compete with Cryocon. There can be no assurance that developments by others will not render Cryocon's products or technologies obsolete or uncompetitive.

PRODUCT LIABILITY

         Despite testing and quality control, Cryocon cannot be certain that imperfections will not be found in the Company's processing and products. If new or existing customers have difficulty adjusting to Cryocon's processing and products or require significant amounts of customer support, the Company's operating margins could be harmed. Cryocon could face possible claims and higher development costs if its processing and products contain undetected inappropriate materials or if the Cryocon fails to meet customers' expectations. In addition, a product liability claim, whether or not successful, could harm Cryocon's business by increasing the Company's costs and distracting the Company's management.

MANAGEMENT OF GROWTH

         There can be no assurance that Cryocon's anticipated revenue growth can be sustained. To accommodate it's growth, Cryocon will need to implement a variety of new or expanded business and financial systems, procedures and controls, including the improvement of its accounting, marketing and other internal management systems. There can be no assurance that the implementation of such systems, procedures and controls can be completed successfully, or without disruption of Cryocon's operations. Cryocon's continued expansion could significantly strain its management, financial and other resources. In addition, Cryocon has hired and will be required to hire in the future a substantial number of new employees, particularly personnel to support its operations, sales and marketing operations. There can be no assurance that Cryocon's systems, procedures, controls and staffing will be adequate to support its operations. Failure to manage Cryocon's growth effectively could have a material adverse effect on its business, financial condition and results of operations.

         Cryocon's future success will depend on its ability to continue to enhance its current processes and products and to develop and introduce new applications and products on a timely basis that keep pace with technology and satisfy increasingly sophisticated customer requirements.

DEPENDENCE UPON MANAGEMENT AND CRYOCON'S ABILITY TO ATTRACT AND RETAIN SUFFICIENT PERSONNEL.

         Cryocon's future success depends in part on its ability to recruit and retain certain key personnel, including Robert W. Brunson, Chief Executive Officer and Chairman of the Board. The loss of the services of certain members of management, or other key personnel, could have a material adverse effect on the company. Cryocon is the beneficiary of key-man life insurance policies in the amount of $1,000,000, on Robert W. Brunson, but there can be no assurance that the benefits under these policies will be sufficient to compensate the company for the loss of the services of any of such persons.

         Cryocon must also hire additional managers as the business grows, that are able to address the needs for manufacturing, distribution, sales and marketing capabilities. If Cryocon is not able to hire managers with these skills, or develop expertise in these areas, its business prospects could suffer.

MANAGEMENT EXERCISES SIGNIFICANT CONTROL

         Cryocon's management group and directors own and control approximately 62% of the shares of the Company's Common Stock, and therefore be able to significantly influence the management and affairs of the Company and have the ability to control all matters requiring stockholder approval.

FUTURE CAPITAL NEEDS, UNCERTAINTY OF ADDITIONAL FUNDING

         Cryocon's operation to date consumed substantial amounts of cash. The negative cash flow from operations is expected to continue and may accelerate in the foreseeable future. The rate at which the Company expends its resources is variable and may accelerate, depending on many factors, many of which are outside the control of the Company, including the continued progress of the Company's research and development of new process applications; the cost, the timing, and outcome of further regulatory approvals; the expenses of establishing a sales and marketing force, the timing and cost of establishing or procuring additional requisite production and other manufacturing capacities, the cost; if any, of preparing, filing, prosecuting, maintaining, defending and enforcing patent claims; and the status of competitive products and the availability of other financing.

         Cryocon anticipates that it will require additional financing to fund its operations. Future financing may result in the issuance of debt, preferred stock and Common Stock securities, in dilution to the holders of the Common Stock. Any such financing, if required, may not be available on satisfactory terms or at all. There can be no assurance that additional investments or financing will be available as needed to support the development of the products. Failure to obtain such capital on a timely basis could result in lost business opportunities, or the financial failure of the company.

DEPENDANCE ON A LIMITED NUMBER OF SUPPLIERS FOR MATERIALS USED IN MANUFACTURING THE COMPANY'S PRODUCT; RISK OF INTERRUPTION

         Cryocon's processes and products currently contain components manufactured by third-party vendors. Cryocon incorporates components into some of its products and any significant interruption in the availability of these third party products or defects in these products could harm the Cryocon's business. Some of these materials are available only from limited sources. In the event of a reduction in, interruption of, or degradation in the quality of the supply of any of our required materials, or an increase in the cost of obtaining those materials, Cryocon would be forced to locate an alternative source. Any significant interruption in the availability of these third-party products or defects in these products could harm Cryocon's business unless and until the Cryocon can secure an alternative source. If no alternative source were available or if an alternative source were not available on a timely basis or at a reasonable cost or otherwise on acceptable terms, Cryocon's ability to manufacture one or more of its products would be delayed or halted, in which case Cryocon could lose sales and customers, and the business would be significantly harmed as a result.

LIMITED MANUFACTURING EXPERIENCE

         Cryocon lacks experience in manufacturing, which could hamper its ability to manufacture the existing products or new products developed. Cryocon has two options to address this issue. First, it can expand its internal ability to manufacture products. Second, Cryocon continues to contract with third parties to manufacture for products based upon the Cryocon's technology. If the Cryocon is unable to expand its own manufacturing capability or maintain a contract with suitable manufacturers, on acceptable terms and in a timely manner, Cryocon may become unable to meet its demands for existing products and could be delayed in introducing new products to the market. Failure to meet the demands for existing products or delays in introducing new products could harm the its financial condition

DEPENDENCE UPON PROPRIETARY TECHNOLOGY; UNCERTAINTY OF PATENTS, TRADE SECRETS AND PROPRIETARY TECHNOLOGY

         At present there are very few patents issued for cryogenic processing in specific applications. However, competitors may have filed applications for or have been issued patents and may obtain additional patents and proprietary rights related to products or processes competitive with or similar to those of Cryocon. Since patent applications are secret until patents are issued, in the United States, or published, in other countries, Cryocon cannot be sure that it is first to file any patent application. Further, the laws of certain foreign countries do not provide the protection to intellectual property provided in the United States, and may limit the Company's ability to market its products overseas. Cryocon cannot give any assurance that the scope of the rights that may be granted to Cryocon's processes and products are broad enough to fully protect those rights from infringement.

         Litigation regarding intellectual property is common because there can be no assurance that any registration or any patent application will significantly protect an owner's rights to intellectual property. Litigation or regulatory proceedings, therefore, may be necessary to protect the Company's intellectual property rights. Such litigation and regulatory proceedings are very expensive, can be a significant drain on Cryocon's resources, diverts resources from product development, and involves substantial commitments of management time. There is no assurance that Cryocon will have the financial resources to defend its intellectual property rights from infringement or claims of invalidity. Failure to successfully defend the its rights with respect to its intellectual property can have a materially adverse effect on Cryocon's business and financial condition.

         Cryocon also relies on business trade secrets, know-how and other proprietary information. If this information were disclosed to competitors, the business would suffer. Cryocon protects this information, in part, by entering into confidentiality agreements with licensees, employees and consultants, which prohibit these parties from disclosing its confidential information. Despite these agreements, Cryocon cannot be sure that the agreements will provide adequate protection for its trade secrets, know-how and other proprietary information or that the information shared with others during the course of its business will remain confidential. Nor can Cryocon be certain that it would have sufficient legal remedies to correct or be compensated for unauthorized disclosures or sufficient resources to seek redress.

POTENTIAL ADVERSE IMPACT OF SHARES OF STOCK ELIGIBLE FOR FUTURE SALE

         Sales of a large amount of shares of Common Stock in the public market could adversely affect the market price of the Common Stock. Such sales also might make it more difficult for the Company to sell equity securities or equity-related securities in the future at a time and price that the Company deems appropriate.

         As of September 30, 2000, the Company had outstanding an aggregate of 18,061,811 shares of Common Stock outstanding. As of December 29, 2000, there were 20,872,702 outstanding shares. This figure includes 18,076,061 plus 794,118 shares issued upon conversion of a debenture held by Paragon Venture Fund V and 2,002,523 shares issued upon conversion of a debenture held by Robert W. Brunson. If all of the issued and outstanding warrants and options herein registered are exercised there will be an additional 5,274,585 shares of common stock outstanding for at total of 26,147,287 shares of common stock. On the effective date, all shares of Common Stock included in this Prospectus will be freely tradable without restrictions under the securities act with the exception whatever restrictions may be placed upon Robert W. Brunson and J. Brian Morrison in their positions as affiliates of the Company. Seventeen Million, One Hundred Eighty Seven Thousand, Seven Hundred Sixty One (17,187,761) of the current outstanding shares are restricted securities as that term is defined in Rule 144 under the Securities Act (Hereinafter, the "Restricted Shares"). Restricted Shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rules 144 or 701, promulgated under the Securities Act.

VOLATILITY OF STOCK PRICE

         The market price of the Common Stock has historically been subject to price volatility. Such volatility may recur in the future due to overall market conditions or specific factors of the industry in which the Company is engaged, such as the Company's ability to effectively penetrate the market, new technological innovations and products, changes in government regulations, developments with respect to patent or proprietary rights, public concerns with regard to safety and efficacy, the issuance of new or changed stock market analyst reports and recommendations, the Company's ability to meet analysts' projections and fluctuations in the Company's financial results. In addition, the Common Stock could experience extreme fluctuations in market price that are wholly unrelated to the operating performance of the Company.

         On January 30, 2001, the Company's Common Stock was quoted on the OTC Electronic Bulletin Board at the price of $2.375. The following sets for the quarterly fluctuations in the reported bid prices for the period from March 31, 1998 through December 31, 2000.


                                                      High Bid          Low Bid
Fiscal Year Ending March 31, 1999
  First Quarter                                       $ n/a           $ n/a
  Second Quarter                                      $ 0.030         $ 0.020
  Third Quarter                                       $ 0.020         $ 0.020
  Fourth Quarter                                      $ 1.062         $ 0.040

Fiscal Year Ending March 31, 2000
  First Quarter                                       $ 0.750         $ 0.250
  Second Quarter                                      $ 0.750         $ 0.125
  Third Quarter                                       $ 0.187         $ 0.093
  Fourth Quarter                                      $ 1.625         $ 0.062

Nine Month Period Ending December 31, 2000
 Quarter ending June 30, 2000                         $ 1.680         $ 0.625
 Quarter ending September 30, 2000                    $ 5.500         $ 0.750
 Quarter ending December 31, 2000                     $ 7.312         $ 2.500

SECURITIES LAW ISSUES

         The Company has raised substantial amounts of capital in private placements from time to time. The securities offered in such private placements were not registered with the Securities and Exchange Commission or any state agency in reliance upon exemptions from such registration requirements. Such exemptions are highly technical in nature and if the Company inadvertently failed to comply with the requirements of any of such exemption, investors would have the right to rescind their purchase of the securities or sue for damages. If one or more investors successfully rescinded the purchase or institute such suit, the Company could face severe financial demands that could material and adversely affect our financial position.

ABSENCE OF COMMON STOCK DIVIDENDS

         The Company has not declared or paid dividends, and does not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Any payment of cash dividends on our Common Stock in the future will be dependent upon the financial condition, results of operations, current and anticipated cash requirements, plans for expansion, as well as other factors that the Board of Directors deems relevant.

REQUIREMENTS OF CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION IN CONNECTION SALE OF THE COMMON SHARES

         The Selling Shareholders will only be able sell the securities offered hereby, Shares issued upon the conversion of the Debentures and exercise of the Warrants, if (i) there is a current prospectus relating to the securities offered hereby under an effective registration statement filed with the Securities and Exchange Commission, and (ii) such Common Stock is then qualified for sale or exempt under applicable state securities laws of the jurisdictions in which the Common Shares may be sold. There can be no assurance, however that the Company will be successful in maintaining a current registration statement.

         After the registration statement becomes effective, it may require updating by the filing of a post-effective amendment. A post-effective amendment is required under the Securities Act of 1933 (i) anytime after nine (9) months subsequent to the Effective Date when any information contained in the prospectus is over sixteen (16) months old; (ii) when facts or events have occurred which represent a fundamental change in the information contained in the registration statement; or (iii) when any material change occurs in the information relating to the plan or distribution of the securities registered by such registration statement. The Prospectus forming a part of this Registration Statement will remain current within the meaning of the Securities Act for not more than nine (9) months following the date of this Prospectus, or until __________ ___, 2001, assuming a post-effective amendment is not filed by the Company. The Company intends to qualify the sale of the Common Stock in all states requiring qualification. In those states where the certain exemptions under that certain state securities ("Blue Sky") laws may permit the Common Stock to be transferred to purchasers in the state, the Company will not be required to qualify the shares prior their sale in that state. The Company is either exempt or has filed applications to register its securities as of the Effective Date in the following jurisdictions: Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Florida, Georgia, Hawaii, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maryland, Michigan, Minnesota, Missouri, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Vermont, Virginia, Washington, and Wyoming.

                                 USE OF PROCEEDS

         The Shares registered hereby are outstanding Shares presently owned by the Selling Shareholders named in this prospectus under "Selling Shareholders." The Company will not receive any of the proceeds from the sale of these shares of stock.

                         DETERMINATION OF OFFERING PRICE

         The Selling Shareholders named in this Prospectus under the "Selling Shareholders" will sell the securities. The offering price of the selling shareholder's shares shall be determined by the selling security holder based upon a price reasonably negotiated with the prospective buyer at the time of purchase. The sell or offer price will be arbitrary and does not necessarily bear any relationship to the assets, losses, net worth or book value of the Company, or other established criteria of value. The Selling Shareholder may decide not to obtain an independent opinion or other appraisal to determine the offering price.

         The Company's Common Stock is currently traded on the NASDAQ OTC Bulletin Board, under the symbol "CRYQ." On January 30, 2001, the ask price of the common stock was $2.50 per share and the bid price was $2.25

                                    Dilution

         On December 29, 2000, Cryocon had a net tangible book value of $86,296 or approximately $0.00413 per share. The net tangible book value per share equals Cryocon's total tangible assets, less Cryocon's total liabilities divided by the total number of shares of common stock outstanding. As of December 29, 2000, there were 20,872,702 outstanding shares. This figure includes 18,076,061 plus 794,118 shares issued upon conversion of a debenture held by Paragon Venture Fund V and 2,002,523 shares issued upon conversion of a debenture held by Robert W. Brunson. Excluding the 5,274,585 shares of common stock to be issued upon the exercise of certain warrants (described below) and assuming that the Selling Shareholders of the 8,551,578 shares, issued upon conversion of Cryocon's promissory notes, sell their shares at the market price of $2.687 per share, as of December 28, 2000, the new shareholders will realize an immediate dilution in the shares purchased of $2.682 per share or 99.81%. The following table illustrates this per share dilution:

         Market price per share (as of December 28, 2000). . . . . . . .$2.687

         Net Tangible Book Value (as of December 29, 2000) . . . . . .  $0.00413
                                                                         -------

         Dilution per share to new investors . . . . . . . . . . . . . .$2.682

         The Company will issue 3,714,585 shares of common stock to Selling Shareholders at a per share price of eighty percent (80%)of the market price at the time of the exercise of the warrant (with a minimum exercise price of $2.00 per share), assuming the exercise of all of the warrants issued to certain Selling Shareholders. Assuming the market price of $2.687 per share, as of December 28, 2000, the Company will receive approximately $7,984,872 in additional cash investments from the Selling Shareholders upon the full exercise of those outstanding warrants. The Company will issue 1,000,000 shares of common stock to certain Selling Shareholders at a per share price of $0.10 per share, and will receive approximately $100,000 in additional cash investments from the Selling Shareholders upon the full exercise of those outstanding warrants. The Company will issue 60,000 share of common stock to certain Selling Shareholders, and will receive approximately $60,000 in additional cash investments from the Selling Shareholders upon the full exercise of those outstanding warrants. The Company will issue 500,000 shares of common stock to certain Selling Shareholders, and will receive $50,000 in additional cash investments from the Selling Shareholders upon full exercise of those outstanding warrants. Based upon these assumptions (and assuming no change in the net tangible value as of December 29, 2000), Cryocon's net tangible book value would become $8,281,168, or approximately $0.316 per share.

         Assuming that the Selling Shareholders sells their shares at the market price, as of December 28, 2000, of $2.687 per share to new shareholders, the new shareholders will realize an immediate dilution in the shares purchased of $2.371 or 88.23%. Since Cryocon will not receive any proceeds from the resale of these common shares by the Selling Shareholders, there will no increase in net tangible book value per share attributable to cash payments made by purchasers of the shares sold. The following table illustrates this per share dilution:

         Market price per share (as of December 28, 2000). . . . . . . . $2.687

         Net Tangible Book Value (assuming exercise of all warrants) . . $0.316
                                                                          -----

         Dilution per share to new investors . . . . . . . . . . . . . . $2.371

                              SELLING STOCKHOLDERS

         The Company issued the shares of common stock offered for resale by this prospectus to the selling shareholders upon either the conversion of debentures or the exercise of warrants.

         The table below sets forth information known to us with respect to beneficial ownership of the common stock as of December 15, 2000 by each selling stockholder. The table below assumes that the selling stockholders will exercise all of the warrants, and that all of the selling shareholders will sell their Shares. Since each stockholder may choose not to sell his shares, we are unable to state the exact number of shares that actually will be sold.

         Information with respect to "beneficial ownership" shown below is based on information supplied by the respective beneficial owner. For purposes of calculating the percentage beneficially owned, the shares of common stock deemed outstanding include:

         - the shares outstanding as of December 15, 2000; and

         - the shares issuable by us pursuant to the conversion of the debentures and the exercise of warrants held by the respective person that may be exercised within 60 days following the date of this prospectus.

         The Shares are deemed to be outstanding and to be beneficially owned by the person holding the securities for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The mailing address of each beneficial owner is c/o 2250 North 1500 West, Ogden, Utah 84401, (801) 395-2796



====================================================================================================================================
                (1)                                    (2)                         (3)                       (4)
               ----                                   ----                        ----                      ----
      NAME OF BENEICIAL OWNER               NUMBER OF COMMON SHARE        NUMBER OF COMMON SHARE      PERCENTAGE OF BENEFICIAL
                                            OWNED PRIOR TO CONVERSION     OWNED AFTER CONVERSION     OWNERSHIP AFTER CONVERSION
                                                 OR EXERCISE                  OR EXERCISE                  OR  EXERCISE
====================================================================================================================================


Brunson        Robert  W.                       10,116,704                12,163,893                     46.520% (1)
ACQUAVIVA      JAMES P.JR. & ANGELINA                  125                       375                      0.001%
ADLER          KARL HEINZ & ISOLDE                      25                        75                      0.000%
ALLARD         KATHERINE M. & KENNETH                  125                       375                      0.001%
ALPOS          MARIA                                    19                        57                      0.000%
AMMONS         RON                                     188                       564                      0.002%
ANGERS         MARILYN                                  63                       189                      0.001%
ANSEL          CLEMENS & PETRA                          25                        75                      0.000%
AZARHAIL       MOHAMMAD & TINA                         290                       870                      0.003%
BADER          UDO                                    1689                     5,067                      0.019%
BAKER          EUGENE                                   38                       114                      0.000%
BALEY          ROBERT & ANITA                           88                       264                      0.001%
BALLARD        EARL & PAMELA                           200                       600                      0.002%
BARBER         DONALD R. & MARCIA                      250                       750                      0.003%
BARNES         STEPHEN                                 100                       300                      0.001%
BASHLINE       ROBERT & GERALDINE                       50                       150                      0.001%
BAUMANN        GUNTER                                 7500                    22,500                      0.086%
BECKWITH       LEE                                      80                       240                      0.001%
BENDER         THOMAS                                   25                        75                      0.000%
BERGERON       ROGER                                   100                       300                      0.001%
BERICH         DAN                                      50                       150                      0.001%
BERNDT         CILLA                                 60253                   180,759                      0.691%
BING           WALTER & ALISE                           25                        75                      0.000%
BINNS          GEORGE                                   38                       114                      0.000%
BIRMELIN       WILFRIED & MARLIES                       25                        75                      0.000%
BISHOP         KENNETH                                 250                       750                      0.003%
BISHOP         THOMAS                                  125                       375                      0.001%

BLUM           GERTRUD                                  25                        75                      0.000%
BLUST          MICHAEL                                  25                        75                      0.000%
BOLD           HOWARD                                  963                     2,889                      0.011%
BOYD           SCOTT                                    75                       225                      0.001%
BOYNTON        CHARLES S &  VELUVOIZE                   63                       189                      0.001%
BRAUMER        R                                      1875                     5,625                      0.022%
BREHMER        ALFRED                                  375                     1,125                      0.004%
BRENDER        JOACHIM & ROSMARIE                       25                        75                      0.000%
BRESNIG        EGIN                                  39125                   117,375                      0.449%
BRIER III      RICHARD                                 650                     1,950                      0.007%
BRIGHAM        FLOYD H  & MINNIE                       325                       975                      0.004%
BRODKORB       JURGEN                                 2500                     7,500                      0.029%
BRUSCHKE       ARNO                                     25                        75                      0.000%
BURCE          ASUNCION                                 50                       150                      0.001%
BURGER         MICHAEL & BRITA                          25                        75                      0.000%
BURGERT        ANITA                                    25                        75                      0.000%
BURKHARD       MARKUS & MONIKA                          25                        75                      0.000%
BUSCH          PAULA                                    25                        75                      0.000%
BUSELMEIER     GERHARD & MANUELA                        25                        75                      0.000%
BUTLER         KARL W  & CAROL                         188                       564                      0.002%
CALDERONE      WILLIAM                                  50                       150                      0.001%
CARSWELL       JANE                                    125                       375                      0.001%
CATALINA       CHARLES                                 625                     1,875                      0.007%
CEDE CO                                             464328                 1,392,984                      5.327%
CHASTAIN       ROY & CYNTHIA GASQUE                     88                       264                      0.001%
CHERMAK        JONI                                    188                       564                      0.002%
CHRISTA HILSS  CYPRIAN HILSS                            25                        75                      0.000%
CLARK          ROGER D. CLARK & JANE                    90                       270                      0.001%
CLAUSEN        SCOTT                                   250                       750                      0.003%
CLEARING INC.  OTRA                                    750                     2,250                      0.009%
COLLINS        TOM                                     238                       714                      0.003%
CONINE         ROBERT                                  313                       939                      0.004%
CONWAY         EUGENE                                   63                       189                      0.001%
COVEY          CHARLES N. & AI                         875                     2,625                      0.010%
COX            STEPHEN                                 125                       375                      0.001%
COZZOLINO      STEPHEN                                  25                        75                      0.000%
CROSS          ALDA                                     85                       255                      0.001%
DAVIS          WESLEY                                  625                     1,875                      0.007%
DE PRE         MIKE                                     63                       189                      0.001%
DENZ           DIETER & MELLITA                         25                        75                      0.000%
DILLON         IRIS                                     93                       279                      0.001%
DILLON         JOHN                                     75                       225                      0.001%
DINGLER        KLAUS & MARGIT                           25                        75                      0.000%
DIRR           ALBERT & ASTRID                          25                        75                      0.000%
DURBAN         ELMER                                    25                        75                      0.000%
DURI           KLAUS                                    25                        75                      0.000%
DURI           WERNER                                   25                        75                      0.000%
EASON          FRED                                    500                     1,500                      0.006%
ECKERT         GUNTER                                 1136                     3,408                      0.013%
ECKERT         KLAUS                                    25                        75                      0.000%
EHRLER         ERWIN & WALTRAUD                         25                        75                      0.000%
EICHNER        CLARA                                    25                        75                      0.000%
EMMERICH       ROBERT                                  100                       300                      0.001%
ENGELMANN      HANS PETER & CHRISTINE                   25                        75                      0.000%
ENGLE          ELIZABETH                               125                       375                      0.001%
ENGLER         GERHARD                                  25                        75                      0.000%
FAISST         HANS                                     25                        75                      0.000%
FAISST         MANFRED                                  25                        75                      0.000%

FARINHOLT      JON                                     188                       564                      0.002%
FASSMANN       RAINER                                   25                        75                      0.000%
FASSNACHT      WALDEMAR                                 25                        75                      0.000%
FEHR           WALTER                                   25                        75                      0.000%
FEHSER         MARTIN                                   25                        75                      0.000%
FELSMANN       GOTTARD                                2500                     7,500                      0.029%
FIORILLO       MARK & LILLIAN                          125                       375                      0.001%
FIRTH          BRUCE                                    55                       165                      0.001%
FLEMING        JERALD D. & SUSAN                       113                       339                      0.001%
FLIEHER        PETER                                    25                        75                      0.000%
FLOYD          ROBERT J & BETTY                        532                     1,596                      0.006%
FLOYD          MARGUERITE                               63                       189                      0.001%
FORTIN         LEONARD & LOIS                          275                       825                      0.003%
FUJIKAWA       STEPHEN                                 875                     2,625                      0.010%
FUSS           ULI                                   15000                    45,000                      0.172%
GANTER         HERBERT                                  25                        75                      0.000%
GELFAND        LEONARD & BARBARA                       125                       375                      0.001%
GEORGE         KENT                                   2000                     6,000                      0.023%
GEORGE         JOHN                                   1250                     3,750                      0.014%
GIERSCH        RAYMOND                                 350                     1,050                      0.004%
GILLEN         JOSEPH                                   63                       189                      0.001%
GIZZI          MICHAEL                                  25                        75                      0.000%
GOEDDEL        AUDREY F & DELBERT                      125                       375                      0.001%
GORDON         DONALD J & JACQUELINE                    63                       189                      0.001%
GRESIK         DANUTA                                   25                        75                      0.000%
GRESIK         MARIA                                    25                        75                      0.000%
GRISAR         HANS                                     25                        75                      0.000%
GRISAR         MONIKA                                   25                        75                      0.000%
GRUNINGER      ARNOLD & SILVIA                          25                        75                      0.000%
HARDRICH       WOLFGANG                                 25                        75                      0.000%
HARVEY         WALTER                                   63                       189                      0.001%
HENRY-WELSH    ELAINE                                  108                       324                      0.001%
HERB           MARTIN                                   25                        75                      0.000%
HERB           WALBURGA                                 25                        75                      0.000%
HIGLISTER      KURT & RIA                               25                        75                      0.000%
HILSS          ALOIS & ANNELIESE                        25                        75                      0.000%
HILSS          HERMANN                                  25                        75                      0.000%
HISS           ANTJE MARIA                              25                        75                      0.000%
HISS           THOMAS                                   25                        75                      0.000%
HOBOCK         ROY CHARLES                             125                       375                      0.001%
HODGE          HAROLD                                  335                     1,005                      0.004%
HOFFLIN        ROLF & JOHANNA                           25                        75                      0.000%
HOFFMAN        DAVID                                    25                        75                      0.000%
HOOVER         DAVID L & WANDA                         190                       570                      0.002%
HOPPER JR.     DONALD                                   25                        75                      0.000%
HORNE          ADOLF & MARIA                            25                        75                      0.000%
HUGHES         SHEILA                                   32                        96                      0.000%
HUNT           DON                                     120                       360                      0.001%
HUNT           BOB                                     100                       300                      0.001%
HUSTED         NORMAN HUSED/SOLE
RANCH          PROPRIETOR                              125                       375                      0.001%
HUTCHINS       LESTER  & JACKIE                         83                       249                      0.001%
               GIUSEPPE & WALTRAUD
ILARI          JTWROS                                   25                        75                      0.000%
JAMIESON       GREGORY                                 375                     1,125                      0.004%
JAUCH          HELMUT & ANJA                            25                        75                      0.000%
JOHNSON        THOMAS                                  625                     1,875                      0.007%
KAESSHEIMER    CORNELIA                                 25                        75                      0.000%
KANZINGER      HELMUT & IRMGARD                         25                        75                      0.000%

KARLE          RUDOLF & SIGRID                          25                        75                      0.000%
KARNS          JIM & TERI KARNS                        250                       750                      0.003%
KASPER         WAYNE                                   150                       450                      0.002%
KAUFMANN       KARL HEINZ & URSULA                      25                        75                      0.000%
KENNEDY        JAMES C. JR. & JAN                       75                       225                      0.001%
KHOSRAVI       AMIR                                    250                       750                      0.003%
KILROY         JOHN                                    250                       750                      0.003%
KING           SCOTT                                    85                       255                      0.001%
KLEIN          MANFRED                                  25                        75                      0.000%
KNUTSON        RUBY                                     59                       177                      0.001%
KOCH           CLAUDIA                                  25                        75                      0.000%
KOHLMEIER      JOHN L. & BETTY                          80                       240                      0.001%
KONSTANTIN     HERBERT                                  25                        75                      0.000%
KRANZER        KARL HEINZ & HANNELORE                   25                        75                      0.000%
KUPFER         WALTER                                   25                        75                      0.000%
KURUP          RADHAKRISHNA                             63                       189                      0.001%
KURY           KLAUS & ASTRID                           25                        75                      0.000%
KURY           DIETER                                   25                        75                      0.000%
LANDAU C/F
TRESSIE LANDAU
UTMA CO        KLAUSE                                  125                       375                      0.001%
LAPE           DENNIS                                   93                       279                      0.001%
LARAIA         RICHARD                                 125                       375                      0.001%
LAURA
HESTERBERG     MARGERY J LONG                          128                       384                      0.001%
LEE            ROBERT S LEE & WILLIAM                   68                       204                      0.001%
LEONARD        CECIL                                   375                     1,125                      0.004%
LETTINI        MICHAEL                                  75                       225                      0.001%
LEWMAN         PETER                                   250                       750                      0.003%
LINSER         ARMIN                                    25                        75                      0.000%
LONG           BRUCE E. & LOLA                         330                       990                      0.004%
LUEDTKE        MAX & ANITA                              25                        75                      0.000%
LYNN           BOB                                     625                     1,875                      0.007%
MASTROVASSI
LIS            VASSILIOS & ELVIRA                       25                        75                      0.000%
MAURER         EBERHARD & INGRID                        25                        75                      0.000%
MAURER         KLAUS PETER                              25                        75                      0.000%
MAURER         THOMAS                                   25                        75                      0.000%
               KURT & SOFIE JTWROS
MAURER          MAURER                                  25                        75                      0.000%
MAYNARD        SUSAN                                    31                        93                      0.000%
MCAFERTY       LLOYD V & LUANA                         250                       750                      0.003%
MCCOY          JOHN & NANCY MCCOY                       50                       150                      0.001%
MCCOY          TRACY                                    25                        75                      0.000%
MCCUE          GERALD                                   75                       225                      0.001%
MEIER          JOSEPHA                                  25                        75                      0.000%
MENDENHALL     BRUCE R & DONNA JTWROS                  188                       564                      0.002%
MERCER         LAMAR C & JOANNE                         75                       225                      0.001%
MERCER         ANN                                      47                       141                      0.001%
MILLER         HARLEY                                   88                       264                      0.001%
MINICHINI      CARMINE                                  55                       165                      0.001%
MINOR          LEWIS                                   188                       564                      0.002%
MIRABELLA      FRANK                                   125                       375                      0.001%
MOHR           WERNER                                51250                   153,750                      0.588%
MONACO         JOSEPH                                  600                     1,800                      0.007%
MORGENTHAL     SIEGFRIED & WALTRAUD
ER             JTWROS                                   25                        75                      0.000%
MUENCH         HILDEGARD                                25                        75                      0.000%
MULLER         BERNHARD                                 25                        75                      0.000%
MUMPER         ROBERT H & NANCY                         75                       225                      0.001%

MUNDINGER      FRITZ & SABINE                           25                        75                      0.000%
MURRAY         JAMES                                   250                       750                      0.003%
MUSSO          MIKE                                    300                       900                      0.003%
MUTSCHLER      GERHARD                                  25                        75                      0.000%
NANN           HERMANN                                  25                        75                      0.000%
NARDANDREA     MARIANNE                                 63                       189                      0.001%
NATION         RANDALL                                 125                       375                      0.001%
NATIONAL FINANCIAL SERVICES CORP                        50                       150                      0.001%
NIELSEN        PHILLIP                                 500                     1,500                      0.006%
NIELSON        DIANA                                   200                       600                      0.002%
NIEMAN         GERD                                   2500                     7,500                      0.029%
O'BRIEN        PHYLLIS T. & VERNON                     138                       414                      0.002%
One of a Kind
Children's
Center         ONE OF KIND CHILDREN'S                   63                       189                      0.001%
OTTO           RHEINHARD                                25                        75                      0.000%
PARSONS        JOSEPH N. & DONNA                        63                       189                      0.001%
PENQUE         DAVID                                    33                        99                      0.000%
PETERSON       R. BRADLEY                               63                       189                      0.001%
PETH           JOHN A & ELIZABETH                       31                        93                      0.000%
PETROWSKY      JANICE                                   88                       264                      0.001%
PFAFF          DAVID S & APRIL                         250                       750                      0.003%
PFISTER        KLAUS & ELKE                             25                        75                      0.000%
PHILO          WILLIAM                                  25                        75                      0.000%
PIEVAKOS       AUGUST                                  125                       375                      0.001%
PILAPIL        BARBARA                                  75                       225                      0.001%
PITTCO                                                  18                        54                      0.000%
PLACE          LARRY                                    63                       189                      0.001%
POSTAL         TED                                      88                       264                      0.001%
PUCA           ROCCO E & CATHERINE                      63                       189                      0.001%
RAHN           JOHN                                    125                       375                      0.001%
RANIC          RAYMOND R & SANDRA                      125                       375                      0.001%
RATEY          JOSEF                                225000                   675,000                      2.582%
RATEY          FRANZ                                    25                        75                      0.000%
REEB           WOLFGANG                                 25                        75                      0.000%
REED           INA                                     695                     2,085                      0.008%
REEDY          JOHN                                     25                        75                      0.000%
REITH          ALFONS & MARTHA                          25                        75                      0.000%
RIEDER         GILBERT & PETRA RIEDER                   25                        75                      0.000%
RITTER         ROLF                                     25                        75                      0.000%
ROBBINS        JEFFREY                                 125                       375                      0.001%
ROETTELE       LUDWIG & MAGDALENA                       25                        75                      0.000%
ROFALSKI       JOSEF                                    25                        75                      0.000%
ROTTELE        JURGEN                                   25                        75                      0.000%
ROTTELE        PAUL                                     25                        75                      0.000%
               MICHAEL S & CASEY
ROUZER         LINWICK                                 238                       714                      0.003%
RUESCH         RHEINHOLD & EDITH                        25                        75                      0.000%
RUESCH         GEORG                                    25                        75                      0.000%
RUESCH         SIMONE                                   25                        75                      0.000%
RUF            HERMANN                                  25                        75                      0.000%
RUTHERFORD     GUY                                     283                       849                      0.003%
RYBINSKI       STEVE & PATRICIA                        102                       306                      0.001%
SACHSE         MANFRED                                1025                     3,075                      0.012%
SANDRA
PANTEKOEK      PEARL LONG                               28                        84                      0.000%
SAPIA          DOMENICO                                 25                        75                      0.000%
SATTLER        GUNTER                                   25                        75                      0.000%
SAUTER         FRED                                     38                       114                      0.000%
SCHATVET       HAL & PHYLLIS                         17500                    52,500                      0.201%
SCHLEITH       EDUARD                                   25                        75                      0.000%

SCHNEIDER      PAUL                                 150000                   450,000                      1.721%
SCHNEIDER      ANJA                                     25                        75                      0.000%
SCHNEIDER      MANFRED & WALTRAUD                       25                        75                      0.000%
SCHONSTEIN     GUNTER & KARIN                           25                        75                      0.000%
SCHUNDELMEI
ER             RUTH                                     25                        75                      0.000%
SCHWEIZER      THOMAS & REGINA                          25                        75                      0.000%
SCHWORER       DAMIAN                                   25                        75                      0.000%
SCOTT          CHARLIE L & YVONNE                       65                       195                      0.001%
SCOTT          RICHARD                                  38                       114                      0.000%
SEDLAK         HARRY T. & MARLENE                      125                       375                      0.001%
SEIDEL         HANS GEORG                               25                        75                      0.000%
SEILER         MICHAEL & ANITA                          25                        75                      0.000%
SEILER         WOLFGANG                                 25                        75                      0.000%
SEN            FERDINAND PROBST                      12500                    37,500                      0.143%
SERRANO        JOSE                                     25                        75                      0.000%
SEVERSON       RICHARD R & REGINA                      125                       375                      0.001%
SGODDA         BEATE & CARSTEN                          25                        75                      0.000%
SHAFFER        ESTHER M & WILLIAM                      250                       750                      0.003%
SHAW           AL & HELEN                              125                       375                      0.001%
SHEDRON        MARK & MAE SHEDRON                      250                       750                      0.003%
SHEFFIELD      LISA                                   1250                     3,750                      0.014%
SIDLOV         MARIA                                    25                        75                      0.000%
SIEBERT        ROSA & WALTER                            25                        75                      0.000%
SIEGLING       HARTMUT                                2000                     6,000                      0.023%
SIGLEY         RICHARD L & MARCIA                       75                       225                      0.001%
SIGMAN         EDYTHE & ROBERT L                       250                       750                      0.003%
SILVERSTEIN    KENNETH & AME                          1668                     5,004                      0.019%
SIMON          ALFONS & HEDWIG                          25                        75                      0.000%
SMITH          J. STEPHEN                              250                       750                      0.003%
SOMMER         HANS & GISELA                            25                        75                      0.000%
SORELLE        C. V.                                  2500                     7,500                      0.029%
SOUTHWEST SECURITIES INC                               125                       375                      0.001%
SPECHT         LEONHARD                               1500                     4,500                      0.017%
SPENCER        MURRAY & ADDIE                          125                       375                      0.001%
SPRINGER       SHIRLEY                                7500                    22,500                      0.086%
STEGE          JAN TER                               25000                    75,000                      0.287%
STEIGER        ANDREW                                   38                       114                      0.000%
STEITZ         CARL G. & DEBBIE                       3122                     9,366                      0.036%
STELZER        CRISTINE                                 25                        75                      0.000%
STETTIN        HARALD                                   25                        75                      0.000%
STOKES         ROCKY & HELEN                          1250                     3,750                      0.014%
STRUTT         PETER                                    25                        75                      0.000%
TATARKA        WILLIAM                                 500                     1,500                      0.006%
TERRA FUNDING GROUP INC                              26000                    78,000                      0.298%
TETENBAUM      RICHARD                                  63                       189                      0.001%
TEXAS FINANCE INCORPORATED                             117                       351                      0.001%
TIFT           CHARLES A. & CHRISTA                    150                       450                      0.002%
TROXLER        LIA                                      25                        75                      0.000%
ULLMER         JOCHEN                                   25                        75                      0.000%
VALENTINE      GARLAND                                  55                       165                      0.001%
VILLANI        JOHN J & LOUISE                         250                       750                      0.003%
VOLLRATH       HEINZ                                    25                        75                      0.000%
WACHENHEIM     ANDREAS                                  25                        75                      0.000%
WALKER         GARY                                     63                       189                      0.001%
WALTERS        KEN                                     275                       825                      0.003%
WATKINS
FAMILY TRUST                                          7500                    22,500                      0.086%
WEISEL         LOTHAR & ILSE WEISEL                     25                        75                      0.000%

WEISEL         KAETHE                                   25                        75                      0.000%
WENZEL         GUNTER                                  500                     1,500                      0.006%
WESTER         BILL G & MARILYN                         92                       276                      0.001%
WHITFIELD III  BRYAN                                   150                       450                      0.002%
WICKER         DEAN                                  41875                   125,625                      0.480%
WIEDEMANN      REINHARD & DANIELA                       25                        75                      0.000%
WIEGERT        DANIEL                                   25                        75                      0.000%
WILKS          CARL                                    200                       600                      0.002%
WILSON         JOHNNY M & ADA                        25000                    75,000                      0.287%
WOLF           THOMAS                                   25                        75                      0.000%
WOLTER         OLGA                                     25                        75                      0.000%
WOODROW        PAT                                      55                       165                      0.001%
WRIGHT         JOHANNA                                  30                        90                      0.000%
ZAENGLE        ROSWITHA                                 25                        75                      0.000%
ZAHRADNICK     JANIENE                                  50                       150                      0.001%
ZANGLE         DANUTA                                   25                        75                      0.000%
ZEHRINGER      ANNELIESE                                25                        75                      0.000%
ZINN           LANA                                    150                       450                      0.002%

Paragon Management & Marketing                           0                     3,400                     0.0130%
Apollo Holdings, Ltd.                                    0                 1,450,000                     5.5455%
Capital Ideas, Inc.                                      0                   100,000                     0.3824%
Pacific Rim Bancorp                                      0                    25,000                     0.0956%
Technology Partners 1, LLC                               0                   160,000                     0.6119%
Sensational Sound                                        0                    23,000                     0.0880%
B.D. & F. Enterprise, Inc.                               0                   350,000                     1.3386%
The David G. & Sandra L. Decker Family Trust             0                    10,000                     0.0382%
Center for Health Psychology P.C.                        0                    66,000                     0.2524%
Brown Brothers Harriman, NY                              0                   100,000                     0.3824%
Superfly Financial                                       0                     5,000                     0.0191%
Prominent Development                                    0                    50,000                     0.1912%
D & H Marrott Family Limited Partnership                 0                   252,787                     0.9668%
The Stephen R. & Donna D. Myers Family Trust
Dated 9/14/00                                            0                    10,000                     0.0382%
Witan, Ltd.                                              0                   100,000                     0.3824%
Paragon Management & Marketing, Inc.                     0                   326,000                     1.2468%
Dain Rouscher                                            0                   100,000                     0.3824%
Curvelo Trade & Finance                                  0                    50,000                     0.1912%
Investments Unlimited                                    0                       500                     0.0019%
Paragon Management & Marketing, Inc.                     0                    50,000                     0.1912%
Dennis & Michelle Porter Family Trust                    0                    25,000                     0.0956%
Gary & Alana Porter Family Trust                         0                     5,000                     0.0191%
Orion Medical Supply                                     0                    50,000                     0.1912%
B.D. & F. Enterprises, Inc.                              0                    20,000                     0.0765%
Blue Ocean LLC - Brian Zaich                             0                    25,000                     0.0956%
Blue Ocean LLC - Craig Zaich                             0                    25,000                     0.0956%
Blue Ocean LLC - James Cundiff                           0                   500,000                     1.9122%

Adame, Jr.         Alvaro & Nanette Fay                  0                     1,500                     0.0057%
Adams              John F. & Louise R.                   0                     2,000                     0.0076%
Adams              Kyle R. & Nadine W.                   0                     4,500                     0.0172%
Ashby              Frederick H.                          0                    50,000                     0.1912%
Ashinhurst         Danny A.                              0                     1,000                     0.0038%
Beals              Dan Duckworth & Carol                 0                     1,000                     0.0038%
Bertoldo           Robert Nelson                         0                    10,000                     0.0382%
Bigelow            Michael & Dana                        0                        50                     0.0002%

Bohlen             Brent                                 0                     5,000                     0.0191%
Brewer             D. Brett                              0                     4,000                     0.0153%
Brotherton         Deborah E.                            0                       400                     0.0015%
Brown              Travis Nathaniel & Sandra Dee         0                     1,000                     0.0038%
Brown              Jason MacPhee & Leah Pauline          0                     7,000                     0.0268%
Bruno              Marc Alan                             0                     2,000                     0.0076%
Buchanan           Yevetta Gail                          0                     1,000                     0.0038%
Burke              Donald James & Joyce Elaine           0                     5,000                     0.0191%
Butler JTWROS      David P. & Carolyn Vickers            0                     5,000                     0.0191%
Butler JTWROS      David P. & Carol Vickers              0                     1,500                     0.0057%
Call               Bruce                                 0                    10,000                     0.0382%
Christensen        Cannon                                0                     4,000                     0.0153%
Clemens            John D. & Constance J.                0                     2,500                     0.0096%
Cole               Tom G. & Sharon L.                    0                     3,000                     0.0115%
Collier            Jason A.                              0                       100                     0.0004%
Cundiff            Rollie J. & Madelyn F.                0                   100,000                     0.3824%
Cunningham         Larry E.                              0                    10,000                     0.0382%
Curran             Christopher D.                        0                    15,000                     0.0574%
De La Rosa         Henry                                 0                     2,000                     0.0076%
DeLeon             John S. & Mele P.                     0                     1,500                     0.0057%
Delgado            Rose                                  0                       500                     0.0019%
Duvall             Michael E. & Kathleen E.              0                    25,000                     0.0956%
Eckert             Michael G. & Brandy L.                0                    12,000                     0.0459%
Elder              Michael Lee & Joan M.                 0                    20,000                     0.0765%
Ellsworth          Lynn or Elaine                        0                     5,000                     0.0191%
Elzea III          J. Garth                              0                     2,000                     0.0076%
Emmons             Michael                               0                     5,000                     0.0191%
Espinoza           Paul & Becky                          0                       100                     0.0004%
Evans              Jared R. & Jenny R.                   0                     1,000                     0.0038%
Fusselman          David Wayne & Gaylene H.              0                     4,000                     0.0153%
Fusselmann         Gary L. & Lynell L.                   0                     1,000                     0.0038%
Gardner            Douglas K.                            0                     2,000                     0.0076%
Gillespie          Mark W.                               0                     2,000                     0.0076%
Hall               Coltin Roy & Julia Adele              0                     8,500                     0.0325%
Hall               Scott                                 0                     2,000                     0.0076%
Hallum             David W.                              0                     5,000                     0.0191%
Hammons            Glen D. & D. Gayle                    0                     5,000                     0.0191%
Hammons            Steven G. & Jennifer M.               0                       200                     0.0008%
Hammons            Travis                                0                       500                     0.0019%
Hammons            Trevor G.                             0                       500                     0.0019%
Hancock            Jeff D.                               0                     2,000                     0.0076%
Hancock            Jay B.                                0                     1,000                     0.0038%
Hernandez          Joe A. & Kimberly B.                  0                     1,000                     0.0038%
Horne              Deron Brent                           0                     5,000                     0.0191%
Hornstein          Dona                                  0                     5,000                     0.0191%
Huseman            Timothy R.                            0                    10,000                     0.0382%
Hutton             Adam & Wendy                          0                     2,500                     0.0096%
Poorman            Steve                                 0                     2,000                     0.0076%
James II           Russell F.                            0                     3,250                     0.0124%
Jarosz             Frederick J.                          0                     2,000                     0.0076%
Jarosz             Frederick J.                          0                     2,000                     0.0076%
Johnson            Lawrence                              0                    40,000                     0.1530%
Joyce              James C.                              0                     2,000                     0.0076%
Kelly              Tim & Judith A.                       0                    30,000                     0.1147%
Krause             Fred C.                               0                     2,000                     0.0076%

Kroner, Jr.        Sheldon R.                            0                    35,000                     0.1339%
Kroner, Jr.        Sheldon R.                            0                    19,000                     0.0727%
Lee                Wade                                  0                     2,500                     0.0096%
Lincoln            Richard D. & Karen K.                 0                     5,000                     0.0191%
Lindgren           Harry J.H.                            0                     1,000                     0.0038%
Litwiller          Teri S.                               0                     2,000                     0.0076%
Loftus             Jeffrey L.                            0                     1,000                     0.0038%
Loyd               David A. & Staci E.                   0                     8,000                     0.0306%
Mabry              Mark W. & Jenni L.                    0                    10,000                     0.0382%
Mahinda            Bhikkhu T. & Diane                    0                    20,000                     0.0765%
Malone             J. Scott                              0                     2,000                     0.0076%
Manriquez          Celeste                               0                     1,000                     0.0038%
Marrott            Trevor Dwayne                         0                     1,600                     0.0061%
Marrott            Heather                               0                    30,900                     0.1182%
Marrott            Jesse John                            0                     1,000                     0.0038%
Marrott            Rachel Lylene Lokelani                0                     1,000                     0.0038%
Marrott            Sharla L.                             0                     1,000                     0.0038%
Marrott            Zachary Todd                          0                     1,000                     0.0038%
Mecham             Jeremy D.                             0                     5,000                     0.0191%
Mendel             Mary                                  0                     1,000                     0.0038%
Mendel             Greg                                  0                     1,000                     0.0038%
Middleton          Steve & Jonene                        0                       500                     0.0019%
Miller             Phillip & Dolly                       0                       500                     0.0019%
Myers              Bradley R. & Clarissa C.              0                     1,000                     0.0038%
Myers              Sidney T.                             0                    50,000                     0.1912%
Nelson             John A. & Lori Ann                    0                     1,500                     0.0057%
Newman             Justin Alfred & Alisha Anne           0                     1,000                     0.0038%
Ormond             Scott G.                              0                     1,000                     0.0038%
Oswald             Miriam & Joseph                       0                       500                     0.0019%
Ott                Philip R.                             0                    30,000                     0.1147%
Owens, Jr.         Dalton Robert                         0                     4,000                     0.0153%
Parks              Lyle F. & JoAnn                       0                     2,400                     0.0092%
Smith JTROS        Michael & Eileen                      0                    30,000                     0.1147%
Lanzotti           Victor Russell                        0                    20,000                     0.0765%
Letel              Mark                                  0                       500                     0.0019%
Love               Adam                                  0                     5,000                     0.0191%
Ng                 Denis                                 0                     5,000                     0.0191%
Paraskevas         Perry                                 0                       500                     0.0019%
Rebarber           Frank                                 0                     2,500                     0.0096%
Stulic             Romano                                0                     5,000                     0.0191%
Wald               Steven                                0                     5,000                     0.0191%
Thomas             G. Bryan                              0                    10,000                     0.0382%
Kerr               Steve                                 0                    50,000                     0.1912%
Secor              Rob                                   0                    10,000                     0.0382%
Phillips, Jr.      William A.                            0                     3,000                     0.0115%
Porter             Donna Jean                            0                     2,100                     0.0080%
Quesada            Rudy                                  0                     1,000                     0.0038%
Rasmussen          Dave & Lana                           0                     1,600                     0.0061%
Rasmussen          Dave & Lana                           0                     3,000                     0.0115%
Richard            Teresa                                0                     1,000                     0.0038%
Rives              Jim E. & Cynthia A.                   0                     7,000                     0.0268%
Rives              Jim E. & Cynthia A.                   0                     2,000                     0.0076%
Rooke              Thomas Neil                           0                    10,000                     0.0382%
Saccaro            Joseph Victor                         0                     3,000                     0.0115%
Saccaro            Tony Lee                              0                     1,000                     0.0038%

Shomidie           Ann Cytree                            0                     2,000                     0.0076%
Shomidie           Ann Cytree                            0                     3,000                     0.0115%
Simon, Jr.         Robert Elias                          0                     1,000                     0.0038%
Simonsen           Nelsen D.                             0                     1,000                     0.0038%
Slaughter          Michael W. Menasco & Susan K.         0                       500                     0.0019%
Bonner, Jr.        William A.                            0                       500                     0.0019%
Smith              Steven Mark                           0                     3,000                     0.0115%
Smith              Ronald Kay                            0                   312,200                     1.1940%
Smith              Ronald Kay                            0                   100,000                     0.3824%
Smith              Kristi Kae                            0                     1,000                     0.0038%
Smith              Dustin E.                             0                       500                     0.0019%
Smith              Jerome C.                             0                    50,000                     0.1912%
Spangler, Jr.      Fred                                  0                     1,000                     0.0038%
Staben             Frank P. & Connie L.                  0                   100,000                     0.3824%
Starkey            Timothy Patrick                       0                     2,000                     0.0076%
Stephens           Zelda I.                              0                     1,000                     0.0038%
Stephens           Blake Robert                          0                     4,000                     0.0153%
Sweeney            Peter Matthew                         0                       600                     0.0023%
Tenney             Travis                                0                    10,000                     0.0382%
Tenney             Kalee                                 0                     2,000                     0.0076%
Thomas             G. Bryan                              0                     7,500                     0.0287%
Thomas             G. Bryan                              0                     2,000                     0.0076%
Thomas             G. Bryan                              0                    20,000                     0.0765%
Thompson           Bill                                  0                     3,000                     0.0115%
Weaver             Elizabeth                             0                       500                     0.0019%
Westover           Bruce E. & Vicki Pauline              0                   300,000                     1.1473%
Westover           Joseph Erickson                       0                     1,500                     0.0057%
White              Wilford P.                            0                    15,000                     0.0574%
White II           Murray R. & Susan B.                  0                     5,000                     0.0191%
White              Wilford P.                            0                     5,000                     0.0191%
White              Danny                                 0                     5,000                     0.0191%
Wilberg            Frederick Bryan & Ila H.              0                     2,000                     0.0076%
Willis             Keevin L.                             0                     6,100                     0.0233%
Willis             Ronald A.                             0                     4,175                     0.0160%
Willis             Mark A.                               0                       975                     0.0037%
Willis             Ronald A.                             0                     8,000                     0.0306%
Willis             Keevin L.                             0                     2,000                     0.0076%
Willis             Mark A.                               0                     8,000                     0.0306%
Wright             John David                            0                     2,500                     0.0096%


BD & F Enterprises, Inc.                                 0                    15,000                     0.0574%
Prominent Development                                    0                    25,000                     0.0956%
Allen P. Goodmansen CPA PC                               0                    25,000                     0.0956%
William L. Richards Trust                                0                     4,000                     0.0153%
William L. Richards Trust                                0                     2,000                     0.0076%
Thomas E. Richards Trust                                 0                     2,000                     0.0076%
HWSW Family Partners. Ltd.                               0                     4,000                     0.0153%
Crystal City Restaurant Corp.                            0                    11,000                     0.0421%
Thomas E. Richards Trust                                 0                     4,000                     0.0153%
The CAPPS Trust                                          0                    50,000                     0.1912%
Victor & Hall Enterprises, LLC                           0                    15,000                     0.0574%
Prominent Development                                    0                    50,000                     0.1912%
Fountain Enterprises, Inc. - Pension Plan                0                    30,000                     0.1147%
Orion Medical Supply                                     0                    25,000                     0.0956%

Orion Medical Supply                                     0                    25,000                     0.0956%
SST Management Employee Retirement Plan                  0                    12,500                     0.0478%

Arnold           Timothy Brent                           0                     9,500                     0.0363%
Beals            Patrick P. & Merrilee                   0                     2,500                     0.0096%
Billingsley      James H.                                0                     1,000                     0.0038%
Blake            Lee P.                                  0                     1,750                     0.0067%
Boblett          James Raymond & Marie A.                0                     1,000                     0.0038%
Bonazza          Angela                                  0                       600                     0.0023%
Boyle            Danny P.                                0                    20,000                     0.0765%
Braswell         Claiborne H.                            0                     1,000                     0.0038%
Capek            Lawrence & Charleen                     0                     1,000                     0.0038%
Cunningham       Larry E.                                0                    10,000                     0.0382%
Davenport        Linda Elizabeth                         0                     1,000                     0.0038%
Deng             Daniel H.                               0                     4,000                     0.0153%
Ewing            Danielle G.                             0                     1,000                     0.0038%
Fawcett          David L.                                0                     1,000                     0.0038%
Fisk             Wallace                                 0                   100,000                     0.3824%
Fowler           David                                   0                       250                     0.0010%
Gelsomini        Steven                                  0                     2,000                     0.0076%
Griffel          Kevin Eugene                            0                     1,000                     0.0038%
Gulartie         Louise                                  0                        50                     0.0002%
Hall             Ryan Kent                               0                     2,000                     0.0076%
Hall             William Brad & Shawna                   0                     1,000                     0.0038%
Hall             George K. & Denise                      0                    10,000                     0.0382%
Hall             Clarence Kent & Ava Lynn                0                    10,500                     0.0402%
Hallows          Brett & Lisa R.                         0                     2,000                     0.0076%
Hallum           Steven Keith & Barbara M.               0                     5,000                     0.0191%
Hardwick         Daniel Thomas                           0                     2,500                     0.0096%
Hardwick         Matthew Keith                           0                     2,500                     0.0096%
Hardwick         Michele                                 0                     2,500                     0.0096%
Harper           Derwin & Donna                          0                    15,768                     0.0603%
Hatch            Steve & Leslie                          0                     5,000                     0.0191%
Heap             John Robert                             0                    14,100                     0.0539%
Heap             Theo & Gloria                           0                     2,500                     0.0096%
Hoopes           John R.                                 0                     2,250                     0.0086%
John             Rachel                                  0                       600                     0.0023%
Johnson, Sr.     Robert C.                               0                     1,000                     0.0038%
Kenny III        Patrick H.                              0                    20,000                     0.0765%
Kroner, Jr.      Sheldon R.                              0                     2,500                     0.0096%
Lee              Edward                                  0                     1,000                     0.0038%
Lopez            Diego                                   0                     1,000                     0.0038%
Lutz             James J.                                0                     1,500                     0.0057%
Manriquez        Celeste L.                              0                     1,500                     0.0057%
Manriquez        Martin                                  0                     2,500                     0.0096%
McLaws           Nathan Lee                              0                     2,750                     0.0105%
Miller           Roger L. & Lesley M.                    0                     6,100                     0.0233%
Neely            Revy Leora                              0                    10,000                     0.0382%
Neely            Paula J.                                0                     2,500                     0.0096%
Nelson           Donald L.                               0                    10,000                     0.0382%
Newby            Trevor William & Lauralee Arnold        0                       500                     0.0019%
O'Brien III      James Charles                           0                       750                     0.0029%
Owens            Earl J. & RaQuelle                      0                     1,500                     0.0057%
Owens            Kevin Earl & Jennifer Boblett           0                     2,000                     0.0076%
Petersen         David C. & Tawna J.                     0                    10,000                     0.0382%

Phillips, Jr.    William A.                              0                     3,000                     0.0115%
Reynolds         Steven Robert                           0                     2,100                     0.0080%
Reynolds         Montie M. & Sally J.                    0                    10,000                     0.0382%
Richards         R. Norton & Ann R.                      0                     5,000                     0.0191%
Richards         R. Norton & Ann R.                      0                    10,000                     0.0382%
Rives            Jim E. & Cynthia A.                     0                     1,000                     0.0038%
Sheikh           Javaid I.                               0                    10,000                     0.0382%
Shook JTWROS     Joseph R. & E. Susan                    0                     2,500                     0.0096%
Skeen            David W.                                0                     2,750                     0.0105%
Stephens         Blake Robert                            0                     5,000                     0.0191%
Stich            John L.                                 0                     5,000                     0.0191%
Stich            Mark A. & Shanna J.                     0                     1,000                     0.0038%
Tierney          Harry W. & Mary K.                      0                     1,000                     0.0038%
Tillotson        Scott                                   0                    17,500                     0.0669%
Uhd              Justin                                  0                       200                     0.0008%
Vanderwalker     Brandi & Matthew                        0                       250                     0.0010%
Vernam           Robert L.                               0                     1,000                     0.0038%
Victor           Marlene                                 0                     2,000                     0.0076%
Warner           F. Todd                                 0                    25,000                     0.0956%
Watson           H. Craig & Martha P.                    0                    12,500                     0.0478%
White            Wilford D. & Jolynn                     0                    30,000                     0.1147%
White            Wilford P.                              0                    10,000                     0.0382%
White            Chad                                    0                     2,500                     0.0096%
Wiehl            Duane R. & Ranona                       0                     5,000                     0.0191%
Williams         Lavanda R.                              0                     1,500                     0.0057%
WIllis           Ronald A.                               0                     5,000                     0.0191%
Willis           Mark A.                                 0                     7,350                     0.0281%
Wright           John David                              0                       500                     0.0019%


Moore            Todd                                    0               1,000,000.00                     3.824%
Bourns, Inc.                                             0                  60,000.00                     0.229%
Morrison         J. Brian                                0                 500,000.00                     1.912%



         Robert W. Brunson is the founder, president and CEO of Cryocon, Inc. Mr. Brunson is the beneficial holder of 12,163,893 shares of the Company's common stock (including shares registered in this Prospectus). His spouse, Debra
L. Brunson, holds 500,000 shares of the company stock. The shares registered in this prospectus are 2,002,523 shares Mr. Brunson received upon conversion of a debenture in the principal amount of $50,000.00. Mr. Brunson owns 46.520% of the Company's issued and outstanding shares of common stock.

                              Plan of Distribution

         The Selling stockholders may from time to time sell all or a portion of their shares in the over-the-counter market, or on any other national securities exchange on which the common stock is or becomes listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Shares will not be sold in an underwritten public offering. The Shares may be sold directly or through brokers or dealers. The methods by which the Shares may be sold include: (a) a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) privately selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling stockholders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated that are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share, and, to the extent such purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such Selling Stockholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and sales to and through other broker-dealers (including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and`, in connection with such re-sales, may pay to or receive from the purchasers of such shares commissions as described above.

         In connection with the distribution of the Shares, the Selling Stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell the shares short and redeliver the shares to close out the short positions. The selling stockholders may also loan or pledge the shares to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares. In addition to the foregoing, the selling stockholders may enter into, from time to time, other types of hedging transactions.

         The selling stockholders and any broker-dealers participating in the distributions of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act and any profit on the sale of shares by the selling stockholders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts under the 1933 Act. The shares may also be sold pursuant to Rule 144 under the 1933 Act beginning one year after the shares were issued.

         We have filed the registration statement, of which this prospectus forms a part, with respect to the sale of the shares. There can be no assurance that the Selling Stockholders will sell any or all of the shares they desire to sell, or that we will sell any of the share we desire to sell.

         Under the Securities Exchange Act of 1934 ("Exchange Act") and the regulations thereunder, any person engaged in a distribution of the shares offered by this Prospectus may not simultaneously engage in market making activities with respect to the common stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of common stock by the Selling Stockholders. We will pay all of the expenses incident to the offering and sale of the Shares, other than commissions, discounts and fees of underwriters, dealers, or agents.

         We have advised the Selling Stockholders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this Registration Statement, they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. In general, Regulation M precludes any Selling Stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

         Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of the common stock to be higher than it would otherwise be in the absence of those transactions. We have advised the Selling Stockholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling Stockholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

                            Description of Securities

         The Common Stock is the only class of voting securities of the Company outstanding.

         The holders of Common Stock are entitled to one vote for each share held. The Certificate of Incorporation provides that the affirmative vote of a majority of the votes cast at a shareholder's meeting is sufficient to effect any corporate action upon which shareholders may or must vote. Common Shares do not carry cumulative voting rights, thus holders of more than 50% of the Common Stock have the power to elect all directors if they wish and, as a practical matter, to control Cryocon. Holders of Common Stock are not entitled to preemptive rights, and the Common Stock is not subject to redemption.

         The Company's bylaws provide for a board of no less than three nor more than seven directors, all of whom are elected for one-year terms at the annual meeting of shareholders. The affirmative vote of a simple majority of the outstanding Common Stock is necessary to remove a director. A special meeting of shareholders may be called by the Chairman of the Board, the President, a majority of the Board of Directors, or shareholders owning in the aggregate 10% or more of the Common Stock. Holders of Common Stock are entitled to receive, pro rata, dividends if, when, and as declared by the Board of Directors out of funds legally available therefore.

         Upon liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in the Company's assets legally available for distribution to its shareholders after payment of liquidation preference and outstanding redemption rights (if any) on any preferred stock outstanding and are not subject to further calls or assessments.


                     Interests of Named Experts and Counsel

         No "expert" as that term is defined pursuant to Regulation S-K, or the "counsel" of Cryocon as that term is defined pursuant to regulation S-K, was hired on a contingent basis, or will receive a direct or indirect interest in Cryocon, or was a promoter, underwriter, voting trustee, director, officer, or employee of Cryocon at any time prior to the filing of this registration statement.

                                Material Changes

         Material changes, which have occurred since the end of the latest fiscal year, are set forth in the information statement filed pursuant to
Section 14(f) of the securities Exchange Act, the statements on form 8-K filed on August 18, 2000, September 25, 2000 and October 16, 2000, and on form 10QSB filed on November 14, 2000, and each is incorporated by reference under item 12 below. The transaction described in such filing has now been consummated.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this prospectus and information that we file later with the SEC automatically will update and supersede such information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. These documents contain important business information about our company and its financial condition.

         o The Company's (under its former name, "Iso Block Products, USA") latest annual report on Form 10-KSB filed pursuant to the requirements of the Securities Exchange Act of 1934 for Iso Block's latest fiscal year;

         o        All other reports filed pursuant to the Securities Exchange

                  Act of 1934 filed since the end of the Company's last fiscal year covered by the annual report referred to in the bullet point immediately preceding;

         o The Information Statement filed pursuant to Section 14(F) of the Securities Exchange Act of 1934 and Rule 14(F-1) thereunder, which statement was filed on or about July 21, 2000.

         o All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering described in this prospectus are hereby deemed to be incorporated by reference into this prospectus.

         The Company will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. The Company will provide this information upon written or oral request and at no cost to the requester. All requests for such information shall be directed to James M. Retallick, Cryocon, Inc., 2250 North 1500 West, Ogden, UT 84404, (801) 395-2796.

         Cryocon files all documents with the Securities and Exchange Commission required by the Securities Exchange Act of 1934 including annual statements on Form 10-KSB, quarter statements on Form 10-QSB, statements on Form 8-K as required and all other required filings. The public may read and copy any materials the Company files with the Securities and Exchange Commission at the Security and Exchange Commission Public Reference Room at 450 5th Street, N.W., Washington, D.C., 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains an internet site that contains reports, proxy, and Information Statements, and other information regarding the Company. The address of that site is http:\\www.sec.gov. The Company also has an internet site at http:\\www.cryocon.org.


       Disclosure of Commission Position on Indemnification for Securities
                                Act Liabilities

         The Company's indemnification policy covering officers and directors, as contained in the by-laws, provides that the Company may indemnify at its discretion any officer or director for costs reasonably incurred in connection with civil, criminal, administrative and investigative proceedings if he or she acted in good faith, whether brought by or in the right of the Company or not; provided that if a proceeding is brought by or on behalf of the Company and the officer or director is adjudged to be liable, then no indemnification shall be made with respect thereto; and provided further that no indemnification shall be paid if it has been determined that under the circumstances such officer or director did not meet the standard of conduct relevant to such proceeding. The Company may advance costs to an officer or director in connection with proceedings against an him or her as long as he or she undertakes to repay if it is determined that he or she is not entitled to such indemnification. The Company may purchase indemnification insurance for officers and directors.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 14. Other Expenses of Issuance and Distribution.

         It is estimated that the expenses incurred in connection with distribution of the shares of Common Stock offered hereby will be as follows:

                                                            Amount Payable
Item                                                         by Company

SEC Registration Fee                                           8,209.00

Printing and Engraving                                         5,000.00

Legal Fees and Expenses                                       15,000.00

Accounting Fees and Expenses                                   2,500.00

Fees and Expenses for Qualification                            5,500.00
under State Securities Laws

Transfer Agent Fees and Expenses                              10,020.00

Miscellaneous                                                    750.00

Total                                                         46,979.00

Item 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Article Seven of the Company's Certificate of Incorporation authorizes the Company to indemnify any current or former director, officer, employee, or agent of the Company, or a person serving in a similar post in another organization at the request of the Company, against expenses, judgments, fines, and amounts paid in settlement incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to the fullest extent not prohibited by the Colorado Business Corporation Act, public policy or other applicable law. Sections 7-109-103 and 7-109-107 of the Colorado Business Corporation Act authorize a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including provisions permitting advances for expenses incurred) arising under the 1933 Act.

Item 16. Exhibits.

         (a) Exhibits. The following exhibits are filed with this report, except those indicated as having previously been filed with the Securities and Exchange Commission and which are incorporated by reference to another report, registration statement or form. The Company will furnish any exhibit indicated in the list below as filed with this report (not incorporated by reference) upon payment to the Company of its expenses in furnishing the information upon the request of any Shareholder of Record.

2.0      Plan of Acquisition, Reorganization, Arrangement, Liquidation or
         Succession

         2.1 Agreement and Plan of Reorganization dated April 25, 2000 (incorporated by reference to Exhibit 2.1 to Form 8-K dated August 18, 2000

3.0      Articles and Bylaws

         3.1 Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to registration statement on Form S-8 of Champion Computer Rentals, Inc., file no. 33-23257-D)

         3.2 Bylaws of the Company (incorporated by reference to Exhibit on Form 10-KSB for fiscal year ended 1993).

         3.3 Certificate of Amendment and Restatement to Articles of Incorporation (incorporated by reference to Exhibit 3.4 to Form 8-K dated February 10, 1994).

         3.4 Certificate of Amendment to Articles of Incorporation, changing the Company's name to Iso-Block Products USA, Inc.(incorporated by reference to Exhibit 2(c) to registration statement on Form 8-A, file no. 0-25810).

         3.5 Certificate of Amendment to Articles of Incorporation, changing the Company's name to Cryocon, Inc., authorizing a four to one reverse split, authorizing the increase of capital stock to 50,000,000 shares of Common Stock, and ratifying the change of auditors to HJ & Associates of Salt Lake City, Utah. (Incorporated by reference to Exhibit 3.6 to the 10-QSB, filed November 14, 2000.)

4.0      Instruments Defining the Rights of Security Rights

         4.1 Convertible Debenture Due January 3, 2003 between Cryocon, Inc. and Robert Brunson in the Principal Amount of $50,000.00.

         4.2 Convertible Debenture Due February 1, 2003 between Cryocon, Inc. and Paragon Venture Fund LLC in the Principal Amount of $28,800.00.

         4.3 Convertible Debenture Due February 1, 2003 between Cryocon, Inc. and Paragon Venture Fund LLC in the Principal Amount of $647,300.00.

         4.4 Convertible Debenture Due February 1, 2003 between Cryocon, Inc. and Paragon Venture Fund LLC in the Principal Amount of $1,404,473.00.

         4.5 Convertible Debenture Due February 1, 2003 between Cryocon, Inc. and Paragon Venture Fund LLC in the Principal Amount of $475,000.00.

         4.6 Convertible Debenture Due February 1, 2003 between Cryocon, Inc. and Paragon Venture Fund LLC in the Principal Amount of $1,564,236.00.

         4.7      Warrant Issuance to Todd Moore.

         4.8      Warrant Issuance to Bourns, Inc.

         4.9      Warrant Issuance to J. Brian Morrison


5.0      Opinion re Legality

         5.1 and 23.01   Letter of opinion, including consent of Marcus
                         Sanders, Attorney and Counselor at Law, regarding legality of Common Stock to be issued pursuant to options granted under the Plan.

23.0     Consent of experts and counsel

         23.02 Consent of H.J.& Associates, independent certified public accountants

         23.03 Consent of Larry O'Donnell, CPA, PC, and independent certified public accountant for the fiscal year end March 31, 2000.

24.0     Power of Attorney

         24.01    Power of Attorney (See Signature Page)

Item 17. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado, on the date below.



DATED:  February 7, 2001             Cryocon, INC.


                                      By:           /s/
                                      ------------------------------------------
                                      Robert W. Brunson, Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert W. Brunson, with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates respectively indicated.


      /S/                Director, Chairman, President, Chief   February 7, 2001
-----------------
ROBERT W. BRUNSON        Executive Officer Robert W. Brunson


      /s/                Acting Chief Financial Officer         February 7, 2001
-----------------
ROBERT W. BRUNSON

      /s/                Director                               February 7, 2001
-----------------
J. BRIAN MORRISON


      /s/                Director                               February 7, 2001
-----------------
LYNDELL PARKS


-----------------        Director                               February 7, 2001
ROBERT WICKERSHEIM


-----------------        Director                               February 7, 2001
RANY SANT